Exhibit 5.1

February 14, 2024

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

I am a Senior Vice President — Corporate Securities Issuance Legal of Citigroup Inc., a Delaware corporation (the “Company”). I refer to the filing by the Company and Citigroup Global Markets Holdings Inc., a New York corporation, with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) relating to, inter alia, (i) debt securities of the Company (the “Citi Debt Securities”) (ii) debt securities of Citigroup Global Markets Holdings Inc. (the “CGMHI Debt Securities”) and (iii) the related guarantee of the CGMHI Debt Securities by the Company (the “Guarantee”, and together with the CGMHI Debt Securities, the “CGMHI Securities”). The Citi Debt Securities and the CGMHI Securities are referred to herein collectively as the “Offered Securities.” The Offered Securities registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the “Act”).

Unless otherwise provided in any Prospectus Supplement or Pricing Supplement forming a part of the Registration Statement relating to a particular series of Citi Debt Securities, the Citi Debt Securities will be issued under an Indenture dated as of November 13, 2013 (as supplemented and amended, the “Citi Indenture”), between the Company and The Bank of New York Mellon (the “Citi Trustee”), as trustee.

Unless otherwise provided in any Prospectus Supplement or Pricing Supplement forming a part of the Registration Statement relating to a particular series of CGMHI Debt Securities, the Guarantee will be issued under an Indenture dated as of March 8, 2016 (as supplemented and amended, the “CGMHI Indenture”), among the Company, Citigroup Global Markets Holdings Inc. and The Bank of New York Mellon (the “CGMHI Trustee”), as trustee.

I have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing and assuming that (i) a Prospectus Supplement, Pricing Supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (ii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, Pricing Supplement and/or term sheet; (iii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (iv) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the Prospectus Supplement(s), Pricing Supplement(s) or term sheet(s) referred to therein; and (v) the Company will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action, I am of the opinion that:

1. The Company is a duly incorporated and existing corporation under the laws of the State of Delaware.

2. With respect to Citi Debt Securities to be issued under the Citi Indenture, assuming the due authorization, execution, and delivery of the Citi Indenture by the Citi Trustee, and due execution, authentication and delivery of the Citi Debt Securities in accordance with the terms of the Citi Indenture, when such Citi Debt Securities have been issued and sold in the manner contemplated by the Registration Statement, such Citi Debt Securities will be legal, valid and binding obligations of the Company and will be entitled to the benefits of the Citi Indenture.

3. With respect to the Guarantee evidenced under the CGMHI Indenture, assuming that the CGMHI Indenture was duly authorized, executed, and delivered by Citigroup Global Markets Holdings Inc. and the CGMHI Trustee, and due execution, authorization and delivery of the CGMHI Debt Securities in accordance with the terms of the CGMHI Indenture, when such CGMHI Debt Securities have been issued and sold in the manner contemplated by the Registration Statement, such Guarantee will be a legal, valid and binding obligation of the Company, and the CGMHI Debt Securities will be entitled to the benefit of the Guarantee.

Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

My opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

If a Pricing Supplement relating to the offer and sale of any particular series of Citi Debt Securities is prepared and filed by the Company with the Commission on this date or a future date and the Pricing Supplement contains a reference to me and my opinion substantially in the form set forth below, I consent to the reference to me and my opinion in substantially such form:

“In the opinion of Karen Wang, Senior Vice President — Corporate Securities Issuance Legal of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.”

If a Pricing Supplement relating to the offer and sale of any particular series of CGMHI Debt Securities is prepared and filed by Citigroup Global Markets Holdings Inc. with the Commission on this date or a future date and the Pricing Supplement contains a reference to me and my opinion substantially in the form set forth below, I consent to the reference to me and my opinion in substantially such form:

“In the opinion of Karen Wang, Senior Vice President — Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.”

I consent to the use of this opinion and consent in the Registration Statement and to the reference to my name in future Pricing Supplements relating to the offer and sale of any particular series of Citi Debt Securities and CGMHI Debt Securities prepared and filed by the Company or Citigroup Global Markets Holdings Inc., as applicable, with the Commission. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Karen Wang
Karen Wang
Senior Vice President — Corporate Securities Issuance Legal